Exhibit 99.1

Perella Weinberg Partners Reports Full Year and Fourth Quarter 2022 Results;
Announces Additional $100 Million Share Repurchase Authorization

•Full Year 2022 Revenues of $631.5 Million; Fourth Quarter 2022 Revenues of $183.1 Million
•Adjusted Operating Income Margin of 13.8% for the Full Year 2022 and 9.2% for the Fourth Quarter 2022; GAAP Operating Loss Margin of (7.6)% for the Full Year 2022 and (10.7)% for the Fourth Quarter 2022
•Adjusted Net Income of $81.6 Million for the Full Year 2022 and $12.0 Million for the Fourth Quarter 2022; GAAP Net Loss of $(31.7) Million for the Full Year 2022 and $(22.6) Million for the Fourth Quarter 2022
•Adjusted EPS of $0.78 for the Full Year 2022 and $0.11 for the Fourth Quarter 2022; GAAP Diluted EPS of $(0.46) for the Full Year 2022 and $(0.28) for the Fourth Quarter 2022
•Continue to Add Senior Talent to Support Strategic Growth and Expand Coverage and Expertise
◦Added Eight Partners and Fourteen Managing Directors to our Advisory Business in 2022 Through Internal Promotions and External Hires
◦Promoted Two Managing Directors to Advisory Partners Effective January 1, 2023
•No Outstanding Indebtedness; Strong Balance Sheet with $311.7 Million of Cash, Cash Equivalents, and Short-Term Investments
•Returned $104 Million Dollars to Shareholders During 2022 Through Repurchases and Dividends
•Repurchased 10,589,863 Shares and Share Equivalents in 2022, Additional Repurchase Authorization of $100 Million Increases Capacity to Repurchase Shares from Approximately $25 Million of Unused Capacity under Firm’s Previously Approved Plan
•Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, February 9, 2023 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the full year and fourth quarter ended December 31, 2022. The Firm reported revenues of $631.5 million for the year ended December 31, 2022, compared with $801.7 million for the year ended December 31, 2021, a record year for the firm. GAAP net loss and adjusted net income were $(31.7) million and $81.6 million, respectively, for the year ended December 31, 2022, compared with GAAP net income of $4.0 million and adjusted net income of $160.5 million for the year ended December 31, 2021. GAAP diluted net loss per Class A share (also referred to as “GAAP Diluted EPS”) and adjusted diluted if-converted net income per Class A share (also referred to as “Adjusted EPS”) were $(0.46) and $0.78, respectively, for the year ended December 31, 2022.
The Firm reported fourth quarter revenues of $183.1 million for the three months ended December 31, 2022, compared with $198.9 million for the three months ended December 31, 2021. GAAP net loss and adjusted net income were $(22.6) million and $12.0 million, respectively, for the three months ended December 31, 2022, compared with GAAP net loss of $(18.0) million and adjusted net income of $38.4 million for the three months ended December 31, 2021. GAAP diluted EPS and adjusted EPS were $(0.28) and $0.11, respectively, for the three months ended December 31, 2022.
“Despite one of the most challenging economic environments in recent memory, it’s a great testament to the firm that in this context we continued to grow our partnership, our MD group and the firm; expanded our client relationships around the world; and returned a significant amount of capital to shareholders. In addition, we accomplished a smooth transition of leadership without missing a beat,” stated Peter Weinberg, Founding Partner and Chairman.

“We enter 2023 with momentum and a continued focus on scaling our platform over the longer-term. As we begin a new year, we reflect on how grateful we are for our dedicated clients, our exceptional teammates, and the outstanding leadership which Peter provided since the founding of our firm nearly 17 years ago,” stated Andrew Bednar, Chief Executive Officer.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$631,507	$801,662	$631,507	$801,662
Operating expenses
Total compensation and benefits	545,491	600,694	421,138	504,257
Non-compensation expenses	133,749	134,384	123,116	122,973
Operating income (loss)	(47,733)	66,584	87,253	174,432
Total non-operating income (expenses)	26,313	(43,634)	10,656	2,758
Income (loss) before provision for income taxes	(21,420)	22,950	97,909	177,190
Income tax benefit (expense)	(10,327)	(18,927)	(16,286)	(16,654)
Net income (loss)	$(31,747)	$4,023	$81,623	$160,536
Net income (loss) attributable to non-controlling interests	(49,625)	13,444
Net income (loss) attributable to Perella Weinberg Partners	$17,878	$(9,421)
Net income (loss)			$81,623
Less: Adjusted income tax benefit (expense)			16,286
Add: If-converted tax impact			(27,656)
Adjusted if-converted net income (loss)			$70,253
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.41	$(0.22)
Diluted	$(0.46)	$(0.66)
Diluted, If-Converted			$0.78	NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	43,837,640	42,595,712
Diluted	89,755,632	92,749,911	90,125,045	NM

(1)For the twelve months ended December 31, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through December 31, 2021, the period following the business combination with FinTech Acquisition Corp. IV, which closed on June 24, 2021 (the “Business Combination”). Adjusted net income (loss) per Class A share - Diluted, If-Converted for the twelve months ended December 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Three Months Ended December 31,
	2022	2021	2022	2021
Revenues	$183,148	$198,913	$183,148	$198,913
Operating expenses
Total compensation and benefits	167,083	162,226	134,133	118,497
Non-compensation expenses	35,608	37,306	32,131	35,382
Operating income (loss)	(19,543)	(619)	16,884	45,034
Total non-operating income (expenses)	(3,443)	(1,171)	(3,405)	1,706
Income (loss) before provision for income taxes	(22,986)	(1,790)	13,479	46,740
Income tax benefit (expense)	380	(16,232)	(1,433)	(8,372)
Net income (loss)	$(22,606)	$(18,022)	$12,046	$38,368
Net income (loss) attributable to non-controlling interests	(21,185)	(17,624)
Net income (loss) attributable to Perella Weinberg Partners	$(1,421)	$(398)
Net income (loss)			$12,046	$38,368
Less: Adjusted income tax benefit (expense)			1,433	8,372
Add: If-converted tax impact			(3,504)	(15,502)
Adjusted if-converted net income (loss)			$9,975	$31,238
Net income (loss) per share attributable to Class A common shareholders
Basic	$(0.03)	$(0.01)
Diluted	$(0.28)	$(0.26)
Diluted, If-Converted			$0.11	$0.33
Weighted-average shares of Class A common stock outstanding
Basic	42,638,357	42,591,146
Diluted	87,442,255	92,745,345	88,453,323	94,293,814
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the year ended December 31, 2022, revenues were $631.5 million, compared with $801.7 million for 2021, a decrease of 21% off of record year performance. For the fourth quarter 2022, revenues were $183.1 million, a decrease of 8% from $198.9 million for the fourth quarter 2021. The period-over-period decline, for both the full year and the fourth quarter, was primarily driven by a reduction in mergers and acquisition activity partially offset by a step-up in fees related to our financing and capital solutions advisory business. The decrease in revenues for the full year period can be attributed to both fewer advisory transaction completions as well as a decrease in average fee size per client. The decrease in revenues for the fourth quarter 2022 was driven by a decrease in average fee size per client as compared to the fourth quarter 2021, despite a modest increase in the number of advisory transaction completions.

Expenses

	U.S. GAAP		Adjusted
(Dollars in thousands)	Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$545,491	$600,694	$421,138	$504,257
% of Revenues	86%	75%	67%	63%
Non-compensation expenses	$133,749	$134,384	$123,116	$122,973
% of Revenues	21%	17%	19%	15%

GAAP total compensation and benefits were $545.5 million for the year ended December 31, 2022, compared to $600.7 million for the year ended December 31, 2021. Adjusted total compensation and benefits were $421.1 million for the year ended December 31, 2022, compared to $504.3 million for the year ended December 31, 2021. The decrease in both GAAP total compensation and benefits and adjusted total compensation and benefits was due to a smaller bonus accrual on an absolute dollar basis associated with lower revenues, despite a higher compensation margin necessitated to attract, motivate and retain talent. On a GAAP basis, the smaller bonus accrual amount was partially offset by increased equity-based compensation related to equity awards issued in connection with or subsequent to the Business Combination.

GAAP non-compensation expenses were $133.7 million for the year ended December 31, 2022, compared with $134.4 million for the year ended December 31, 2021. Adjusted non-compensation expenses were $123.1 million for the year ended December 31, 2022, compared with $123.0 million for the year ended December 31, 2021. The relative stability experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was the result of a step-up in certain spend, including an increase in travel and related expenses as our teams returned to more normalized travel, an increase in technology and recruiting spend, a full year of public company costs including D&O insurance, and an increase in bad debt expense, offset by a moderation in other spend categories including a decrease in professional fees related to consulting and legal expense, lower rent and occupancy costs as a result of our New York lease extension, and reduced depreciation and amortization expense due to office locations reaching the end of their initial lease terms. On a GAAP basis, non-compensation expenses also comprised of costs associated with a potential future partnership restructuring that had been contemplated during the implementation of the up-C structure as well as costs associated with the warrant exchange transaction.

	U.S. GAAP		Adjusted
(Dollars in thousands)	Three Months Ended December 31,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$167,083	$162,226	$134,133	$118,497
% of Revenues	91%	82%	73%	60%
Non-compensation expenses	$35,608	$37,306	$32,131	$35,382
% of Revenues	19%	19%	18%	18%

GAAP total compensation and benefits were $167.1 million for the fourth quarter 2022, compared to $162.2 million for the fourth quarter 2021. Adjusted total compensation and benefits were $134.1 million for the fourth quarter 2022 as compared to $118.5 million for the same period a year ago. The increase in both GAAP total compensation and benefits and adjusted total compensation and benefits in the fourth quarter 2022 was due to a higher compensation margin which was the result of a decision made in the fourth quarter to increase the full year compensation margin from the level where the Firm was previously accruing.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

GAAP non-compensation expenses were $35.6 million for the fourth quarter 2022, compared with $37.3 million for the fourth quarter 2021. Adjusted non-compensation expenses were $32.1 million for the fourth quarter 2022, compared with $35.4 million for the same period a year ago. The decrease in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by lower professional fees related to consulting and recruiting, reduced depreciation and amortization expense due to office locations reaching the end of their initial lease terms, and reduced D&O insurance costs over the prior year period, partially offset by an increase in travel and related expenses as our teams returned to more normalized travel, periods of overlapping rent related to our new headquarter locations, and an increase in technology spend. On a GAAP basis, the decrease in non-compensation expenses was also partially offset by costs incurred in the fourth quarter 2022 relating to a potential future partnership restructuring that had been contemplated during the implementation of the up-C structure at the time of the Business Combination.

Provision for Income Taxes

Perella Weinberg Partners currently owns 48.39% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to U.S. corporate income tax.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income for the period was subjected to U.S. corporate income tax. For the twelve months ended December 31, 2022, the effective tax rate for adjusted if-converted net income was 28.25%.

Balance Sheet and Capital Management

As of December 31, 2022, PWP had $311.7 million of cash, cash equivalents and short-term investments in U.S. Treasury Securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

On February 8, 2023, the Firm’s Board of Directors authorized the additional repurchase of shares of PWP’s Class A common stock in an amount of up to $100 million incremental to the remaining value of approximately $25 million as of February 8, 2023 from February 2022’s authorization. The authorization does not require the purchase of any minimum number of shares.

PWP may purchase shares from time to time at the discretion of management through open market purchases, privately negotiated transactions, block trades, accelerated or other structured share repurchase programs, or other means. The manner, timing, pricing and amount of any transactions will be subject to the discretion of PWP and may be based upon market conditions and alternative opportunities that PWP may have for the use or investment of its capital. The Company may also from time to time establish one or more plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The repurchase program may be modified, suspended or discontinued at any time.

During the twelve months ended December 31, 2022, PWP returned $104 million dollars to shareholders through the repurchase of 9,544,016 shares at an average price per share of $7.20 in open market transactions pursuant to PWP’s Class A common stock repurchase program, the net settlement of 1,045,847 share equivalents to satisfy tax withholding obligations at an average price per share of $9.28 and the payment of $25.7 million dollars in pro rata distributions to limited partners which allowed PWP to pay its dividends of $12.8 million dollars.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on March 10, 2023 to Class A common stockholders of record on February 28, 2023.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, February 9, 2023 at 9:00 am ET to discuss PWP’s financial results for the full year and fourth quarter ended December 31, 2022.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 245-3047

•International: (203) 518-9765

•Conference ID: PWPQ422

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through February 16, 2023. To access the replay, dial (800) 839-5493 (Domestic) or (402) 220-2552 (International). The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 650 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•the projected financial information, anticipated growth rate, and market opportunity of the Firm;
•the ability to maintain the listing of the Firm’s Class A common stock on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;
•members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;
•factors relating to the business, operations and financial performance of the Firm, including:
•whether the Firm realizes all or any of the anticipated benefits from the Business Combination;
•whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;
•global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”) as well as the impact of recent hostilities between Russia and Ukraine;
•the Firm’s dependence on and ability to retain working partners and other key employees;
•the Firm’s ability to successfully identify, recruit and develop talent;
•risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;
•conditions impacting the corporate advisory industry;
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the ability of the Firm’s clients to pay for its services, including its restructuring clients;
•the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•strong competition from other financial advisory and investment banking firms;
•potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;
•the Firm’s successful formulation and execution of its business and growth strategies;
•the outcome of third-party litigation involving the Firm;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•the Firm’s ability to expand into new markets and lines of businesses for the advisory business;
•exposure to fluctuations in foreign currency exchange rates;
•assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; and
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest)

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$183,148	$198,913	$631,507	$801,662
Expenses
Compensation and benefits	127,241	117,168	391,333	504,364
Equity-based compensation	39,842	45,058	154,158	96,330
Total compensation and benefits	167,083	162,226	545,491	600,694
Professional fees	8,922	12,937	34,824	41,891
Technology and infrastructure	7,670	6,890	30,084	28,355
Rent and occupancy	7,387	6,338	24,898	26,406
Travel and related expenses	4,187	2,756	13,034	6,261
General, administrative and other expenses	4,801	4,977	20,215	16,982
Depreciation and amortization	2,641	3,408	10,694	14,489
Total expenses	202,691	199,532	679,240	735,078
Operating income (loss)	(19,543)	(619)	(47,733)	66,584
Non-operating income (expenses)
Related party income	557	2,213	2,805	7,516
Other income (expense)	(3,930)	(475)	7,978	761
Change in fair value of warrant liabilities	—	(2,839)	15,806	(4,897)
Loss on debt extinguishment	—	—	—	(39,408)
Interest expense	(70)	(70)	(276)	(7,606)
Total non-operating income (expenses)	(3,443)	(1,171)	26,313	(43,634)
Income (loss) before income taxes	(22,986)	(1,790)	(21,420)	22,950
Income tax benefit (expense)	380	(16,232)	(10,327)	(18,927)
Net income (loss)	(22,606)	(18,022)	(31,747)	4,023
Less: Net income (loss) attributable to non-controlling interests	(21,185)	(17,624)	(49,625)	13,444
Net income (loss) attributable to Perella Weinberg Partners	$(1,421)	$(398)	$17,878	$(9,421)
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$(0.03)	$(0.01)	$0.41	$(0.22)
Diluted	$(0.28)	$(0.26)	$(0.46)	$(0.66)
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,638,357	42,591,146	43,837,640	42,595,712
Diluted	87,442,255	92,745,345	89,755,632	92,749,911

(1)For the twelve months ended December 31, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through December 31, 2021, the period following the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total compensation and benefits—GAAP	$167,083	$162,226	$545,491	$600,694
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(18,633)	(21,085)	(74,616)	(51,439)
Public company transaction related incentives (2)	(14,317)	(22,644)	(49,737)	(44,998)
Adjusted total compensation and benefits	$134,133	$118,497	$421,138	$504,257

Non-compensation expense—GAAP	$35,608	$37,306	$133,749	$134,384
TPH business combination related expenses (3)	(1,645)	(1,645)	(6,580)	(6,580)
Business Combination transaction expenses (4)	(1,832)	(279)	(2,752)	(4,831)
Warrant Exchange transaction expenses (5)	—	—	(1,301)	—
Adjusted non-compensation expense (6)	$32,131	$35,382	$123,116	$122,973

Operating income (loss)—GAAP	$(19,543)	$(619)	$(47,733)	$66,584
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,633	21,085	74,616	51,439
Public company transaction related incentives (2)	14,317	22,644	49,737	44,998
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Business Combination transaction expenses (4)	1,832	279	2,752	4,831
Warrant Exchange transaction expenses (5)	—	—	1,301	—
Adjusted operating income (loss)	$16,884	$45,034	$87,253	$174,432

Non-operating income (expense)—GAAP	$(3,443)	$(1,171)	$26,313	$(43,634)
Change in fair value of warrant liabilities (7)	—	2,839	(15,806)	4,897
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	38	38	149	2,087
Adjusted non-operating income (expense)	$(3,405)	$1,706	$10,656	$2,758

Income (loss) before income taxes—GAAP	$(22,986)	$(1,790)	$(21,420)	$22,950
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,633	21,085	74,616	51,439
Public company transaction related incentives (2)	14,317	22,644	49,737	44,998
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Business Combination transaction expenses (4)	1,832	279	2,752	4,831
Warrant Exchange transaction expenses (5)	—	—	1,301	—
Change in fair value of warrant liabilities (7)	—	2,839	(15,806)	4,897
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	38	38	149	2,087
Adjusted income (loss) before income taxes	$13,479	$46,740	$97,909	$177,190

Income tax benefit (expense)—GAAP	$380	$(16,232)	$(10,327)	$(18,927)
Tax impact of non-GAAP adjustments (10)	(1,813)	7,860	(5,959)	2,273
Adjusted income tax benefit (expense)	$(1,433)	$(8,372)	$(16,286)	$(16,654)

Net income (loss)—GAAP	$(22,606)	$(18,022)	$(31,747)	$4,023
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,633	21,085	74,616	51,439
Public company transaction related incentives (2)	14,317	22,644	49,737	44,998
TPH business combination related expenses (3)	1,645	1,645	6,580	6,580
Business Combination transaction expenses (4)	1,832	279	2,752	4,831
Warrant Exchange transaction expenses (5)	—	—	1,301	—
Change in fair value of warrant liabilities (7)	—	2,839	(15,806)	4,897
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	38	38	149	2,087
Tax impact of non-GAAP adjustments (10)	(1,813)	7,860	(5,959)	2,273
Adjusted net income (loss)	$12,046	$38,368	$81,623	$160,536

Less: Adjusted income tax benefit (expense)	$1,433	$8,372	16,286	NM
Add: If-converted tax impact (11)	(3,504)	(15,502)	(27,656)	NM
Adjusted if-converted net income (loss)	$9,975	$31,238	$70,253	NM

Weighted-average diluted shares of Class A common stock outstanding	87,442,255	94,293,814	89,755,632	NM
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs (12)	1,011,068	—	369,413	NM
Weighted-average adjusted diluted shares of Class A common stock outstanding	88,453,323	94,293,814	90,125,045	NM

Adjusted net income (loss) per Class A share—diluted, if—converted (13)	$0.11	$0.33	$0.78	NM

Key metrics: (a)
GAAP operating income (loss) margin	(10.7)%	(0.3)%	(7.6)%	8.3%
Adjusted operating income (loss) margin	9.2%	22.6%	13.8%	21.8%

(a) Reconciliations of key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliation of their components above.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related RSUs which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)Transaction costs that were expensed associated with the Business Combination, including costs incurred in 2022 relating to a potential future partnership restructuring that had been contemplated during the implementation of the up-C structure at the time of the Business Combination. Transaction costs also include equity-based vesting for transaction-related RSUs issued to non-employees.

(5)Transaction costs that were expensed associated with the exchange offer and solicitation (together, the “Warrant Exchange”) relating to the Company’s outstanding warrants, which the Company completed on August 23, 2022.

(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.

(7)Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.

(8)Loss on debt extinguishment resulted from the payoff of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination.

(9)Amortization of debt costs is comprised of the amortization of debt discounts and issuance costs, which is included in interest expense.

(10)The non-GAAP tax expense represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(11)The if-converted tax expense represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.

(12)Assumed vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted.

(13)Adjusted net income (loss) per Class A share—diluted, if-converted for the twelve month period ended December 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Twelve Months Ended December 31, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$34,824	$(4,053)	(1)	$30,771
Technology and infrastructure	30,084	—		30,084
Rent and occupancy	24,898	—		24,898
Travel and related expenses	13,034	—		13,034
General, administrative and other expenses	20,215	—		20,215
Depreciation and amortization	10,694	(6,580)	(2)	4,114
Non-compensation expense	$133,749	$(10,633)		$123,116

	Twelve Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$41,891	$(4,831)	(1)	$37,060
Technology and infrastructure	28,355	—		28,355
Rent and occupancy	26,406	—		26,406
Travel and related expenses	6,261	—		6,261
General, administrative and other expenses	16,982	—		16,982
Depreciation and amortization	14,489	(6,580)	(2)	7,909
Non-compensation expense	$134,384	$(11,411)		$122,973

	Three Months Ended December 31, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$8,922	$(1,832)	(1)	$7,090
Technology and infrastructure	7,670	—		7,670
Rent and occupancy	7,387	—		7,387
Travel and related expenses	4,187	—		4,187
General, administrative and other expenses	4,801	—		4,801
Depreciation and amortization	2,641	(1,645)	(2)	996
Non-compensation expense	$35,608	$(3,477)		$32,131

	Three Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$12,937	$(279)	(1)	$12,658
Technology and infrastructure	6,890	—		6,890
Rent and occupancy	6,338	—		6,338
Travel and related expenses	2,756	—		2,756
General, administrative and other expenses	4,977	—		4,977
Depreciation and amortization	3,408	(1,645)	(2)	1,763
Non-compensation expense	$37,306	$(1,924)		$35,382

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination and the Warrant Exchange.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.